UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 28, 2012

PALL CORPORATION
(Exact Name of Registrant as Specified in Charter)

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New York	001-04311	11-541330
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

25 Harbor Park Drive,	11050
Port Washington, NY	(Zip Code)
(Address of Principal Executive
Offices)

(516) 484-5400
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

     On April 28, 2012, Pall Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Haemonetics Corporation (“Haemonetics”). Pursuant to the Purchase Agreement, the Company agreed to sell to Haemonetics substantially all of its assets relating to its blood collection, filtration and processing product lines (the “Product Lines” and such transaction, the “Transaction”). As part of the Transaction, the Company will transfer to Haemonetics the Product Line manufacturing facilities in Covina, California, Tijuana, Mexico and Ascoli, Italy, and a portion of the Company’s manufacturing operations in Fajardo, Puerto Rico. In connection with the transfer of the Product Lines operations in Tijuana, Mexico, the Company will transfer to Haemonetics all of the outstanding equity interests in Pall Mexico Manufacturing, S. de R.L. de C.V.

     Separate from these manufacturing facilities, the Company will also transfer related blood media manufacturing capacity to Haemonetics and will construct and install for Haemonetics a media manufacturing line in Puerto Rico. That process is expected to be completed by the Company’s fiscal year 2016. Until that time, the Company will provide the media components to Haemonetics under a supply agreement.

     At the closing of the Transaction, subject to adjustments (upward or downward) to reflect (i) the audited adjusted operating income of the Product Lines before depreciation, amortization and non-cash restructuring charges for the Company’s fiscal year ended July 31, 2011, (ii) the amount of actual Product Line inventory being acquired and the payment by the Company of certain employee related expenses, Haemonetics will pay to the Company approximately $550 million in cash consideration, subject to a holdback of $15 million, which will be payable upon the construction and delivery by the Company and acceptance by Haemonetics of the new media manufacturing line.

     The Purchase Agreement includes customary representations, warranties and covenants of the Company and Haemonetics, as well as indemnification provisions for breaches or inaccuracies in either party’s representations and warranties or covenants. The Transaction is expected to close in the Company’s first quarter of its fiscal year 2013, subject to the conditions precedent set forth in the Purchase Agreement, receipt of necessary regulatory and third-party approvals and labor-related notifications, as well as a period of confirmatory due diligence by Haemonetics. The Purchase Agreement also includes other customary termination provisions for both Haemonetics and the Company.

Item 7.01 Regulation FD

     On April 29, 2012, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits.

99.1	Press Release, dated April 29, 2012 (furnished pursuant to Item 7.01).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	PALL CORPORATION

	By:	/s/ Francis Moschella
Francis Moschella
Vice President – Corporate Controller
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release, dated April 29, 2012 (furnished pursuant to Item 7.01).